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Amarantus BioSciences Receives Notice of Allowance for Patent Covering MANF Discovery

SUNNYVALE – October 20, 2011 – Amarantus BioSciences, Inc. (OTCBB: AMBS) a biotechnology company developing first-in-class disease–modifying therapeutic protein that addresses an underlying form of cell death known as apoptosis, announced today that it has received a Notice of Allowance from the United States Patent & Trademark Office (“USPTO”). The patent application claims include the discovery of mesencephalic astrocyte-derived neurotrophic factor (MANF). MANF is a highly potent, neurotrophic factor currently in pre-clinical development for the treatment of a range of diseases apoptosis-related including Parkinson's disease. The patent will broaden overall protection for the Company’s therapeutic development of MANF. The patent claims include compositions of matter and methods of use for MANF, and other related compounds. This new patent complements Amarantus’ existing collection of issued patents throughout Europe and pending patent applications worldwide on its’ proprietary MANF platform.

"This patent allowance notice from the USPTO is a major milestone for the Company's intellectual property pursuits and significantly strengthens our proprietary position in the field. Moreover, this latest patent will further protect Amarantus' intellectual property as the Company expands its pipeline of first-in-class therapeutics to address a number of indications," said Martin D. Cleary, Chief Executive Officer. “We will continue to broadly file and prosecute patent applications to build a strong intellectual property portfolio around our proprietary technology and to further strengthen our leadership position in the emerging field of novel MANF-based therapeutics.”

About MANF

MANF is a protein that corrects protein misfolding. Protein misfolding is one of the major causes of apoptosis (cell death). This property provides a compelling rationale for the research and development of MANF-based products as therapeutics for human disease. The lead MANF product development effort is centered on a therapy for Parkinson's disease, currently funded by a research grant from the Michael J. Fox Foundation for Parkinson’s Research. The Company also owns an inventory of 88 cell lines refered to as “PhenoGuard Cell Lines.” MANF was the first therapeutic protein discovered from a PhenoGuard Cell Line.  It is anticipated that additional therapeutic proteins useful for various therapeutic approaches to the Central Nervous System will be identified from the Company’s inventory of PhenoGuard Cell Lines.

 About Amarantus BioSciences, Inc.

Amarantus BioSciences, Inc. is a California-based development-stage biotechnology company founded in January 2008. The Company has a focus on developing certain biologics surrounding the intellectual property and proprietary technologies it owns to treat Parkinson’s disease and other human diseases. The Company owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF"). For further information please visit www.amarantus.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus' new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus' new product candidates, including those identified under "Risk Factors" in Amarantus' most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.